Exhibit 99.1
Wag! Completes Acquisition of Dog Food Advisor
SAN FRANCISCO, Jan. 05, 2023 (BUSINESS WIRE) -- Wag! Group Co. (the "Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform for busy pet parents, offering on-demand access to 5-star pet care, pet insurance options, and expert pet advice, today announced the successful completion of its acquisition of Dog Food Advisor assets from Clicks and Traffic LLC (“Dog Food Advisor”) for cash consideration of $9 million. The acquisition was previously announced on January 3, 2023 and will expand Wag!’s reach into the pet food and treats market of the pet industry. Dog Food Advisor is one of the most visited and trusted dog food marketplaces, helping busy pet parents make informed decisions about dog food through the website www.dogfoodadvisor.com.
“Today, we officially welcomed the Dog Food Advisor community to Wag!,” said Garrett Smallwood, CEO and Chairman of Wag!. “Wag!’s acquisition of Dog Food Advisor is aligned with the top elements of our strategy to create sustainable shareholder value while consolidating the pet industry online.”
The company plans to update its 2023 financial outlook, inclusive of Dog Food Advisor, when it releases financial results for the fourth quarter of 2022.
For more information on the Dog Food Advisor acquisition, please see the presentation in the Investor Relations section of our website found here: Wag!’s Transaction Announcement.
About Wag! – Wag.co
Wag! strives to be the #1 platform for busy pet parents, offering access to 5-star dog walking, pet sitting, expert pet advice, wellness plans, and one-on-one training from Wag!’s community of 400,000 local pet caregivers nationwide, in addition to pet insurance options from the leading pet insurance companies. Making pet parents happy is what Wag! does best. With safety and wellness at the forefront, Wag! has a trusted record of experience with more than 12 million pet care services completed by pet caregivers on the Wag! Platform, across 5,300 cities and 50 states, with pet parents rating 96% of services as 5-star. Wag! also operates Petted.com, the nation's largest pet insurance comparison marketplace, Furmacy.com, a local pharmacy which supports busy veterinary clinics, and the Wag! Pet Caregiver App, which empowers pet caregivers to care for pets in their neighborhood and earn real money. For more information, visit wag.co.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and

Exhibit 99.1
regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s amended prospectus supplement filed with the SEC on November 8, 2022 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contacts Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
ICR for Wag!: WagIR@icrinc.com